EXHIBIT 99.2

October 12, 2010

TO:	All Ulticom Employees

FROM:	Shawn Osborne

SUBJECT:	Acquisition of Ulticom

I am very pleased to announce that an affiliate of Platinum Equity, a California-based private equity firm, has signed a definitive agreement to acquire Ulticom and take the company private. A copy of the press release announcing this exciting news is attached.

This is a very exciting development that we believe will create significant opportunity for our company, employees and customers.

The transaction is subject to shareholder approval and customary closing conditions.  We expect the acquisition will be completed in 60 to 90 days.

Platinum is a global investment firm with a unique focus on business operations and a strong track record helping companies across many industries reach their full potential.  Platinum’s financial resources and operational expertise will open new doors and strengthen our ability to provide our customers with market leading products and services.

Platinum has deep roots in the software, information technology and telecommunications space.  The firm’s stewardship of companies like Altura, Matrix Business Technologies, CompuCom and Covad (now MegaPath) are just a few examples demonstrating Platinum’s commitment to helping organizations reach their potential by delivering world-class technology and communications solutions to a global customer base.

Ulticom’s immediate focus will remain on conducting business as usual. Our success over the years is in large part due to the hard work of our many dedicated employees.  You are the face of Ulticom to our customers, and these strong relationships as well as the innovative technologies for which you are responsible are the company’s most valuable assets.  Any change in ownership does not change the reality that our continued success and the opportunity for growth have always been dependent upon the ability of our employees to develop new products and meet the demands of our customers.

We know you will have questions, and we’ll try to answer them in as timely and forthright a manner as possible.  In an effort to keep you informed of current events and answer as many of your common questions as possible, we will be posting an FAQ page on the Ulticom SharePoint portal.  This FAQ page will be updated as the transaction is completed and a transition plan is developed.  However, if additional questions arise please direct them to Marie Berdini and we will work to provide an answer.

As always, thank you for your dedication, passion and expertise in making Ulticom an outstanding company.  Your management team is excited to work with you as we embark on this next chapter.

Where to find additional information

Ulticom intends to file with the Securities and Exchange Commission a proxy statement and other relevant materials in connection with the transactions. When finalized, the proxy statement will be mailed to the stockholders of Ulticom.  INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH, OR FURNISHED TO, THE SEC, INCLUDING THE COMPANY’S PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.  The proxy statement and other relevant materials (when they become available), and any other documents filed by Ulticom with the SEC, may be obtained free of charge at the SEC's website at www.sec.gov. In addition, investors and stockholders of Ulticom may obtain free copies of the proxy statement (when available) and other documents filed by Ulticom with the SEC from Ulticom’s website at www.Ulticom.com.

Participants in the solicitation

Ulticom and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Ulticom’s stockholders in connection with the transactions.  Information about Ulticom’s directors and executive officers is set forth in the proxy statement on Schedule 14A for Ulticom’s 2010 Annual Meeting of Stockholders filed with the SEC on April 28, 2010 and in the Annual Report on Form 10-K filed by Ulticom with the SEC on April 20, 2010.  Additional information regarding the participants in the solicitation, including a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement that Ulticom intends to file with the SEC.